Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-238692, 333-269776, 333-274492, 333-282860 and 333-291380 on Form S-8 of our reports dated August 25, 2026, relating to the financial statements of SelectQuote, Inc. and the effectiveness of SelectQuote, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
August 25, 2026